UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2005

CYMER, INC.

(Exact name of Registrant as specified in charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On March 28, 2005, our board of directors approved our 3-Year Bonus Program.  All potential bonuses under this program accrue quarterly based upon a percentage of each participant’s earned bonus under our Incentive Bonus Program and become payable three years after the bonus is first accrued. In addition, on March 28, 2005 our board of directors amended our Incentive Bonus Program to set an annual cap of 15% of our EBITDA (earnings before interest, taxes, depreciation and amortization) on the aggregate bonus amount that may accrue in the same year under the Incentive Bonus Program and the 3-Year Bonus Program combined. The 3-Year Bonus Program and Incentive Bonus Program, as amended, are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Summary description of Cymer, Inc. 3-Year Bonus Program.
99.2	Summary description of Cymer, Inc. Incentive Bonus Program, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: April 1, 2005	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief
Financial Officer